Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                   March 31
                                                       ----------------------------------------------------------------

                                                                        2005                       2004
                                                                             (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 2,032,789              $ 2,080,890
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  949,176                1,003,082
             Fuel Used in Heat and Electric Generation                       69,015                   63,987
             Operation and Maintenance                                      411,056                  411,281
             Property, Franchise and Other Taxes                             72,666                   77,537
             Depreciation, Depletion and Amortization                       191,406                  194,733
             Impairment of Oil and Gas Producing Properties                       -                   42,774
                                                                 -------------------          ---------------
                                                                          1,693,319                1,793,394
                                                                 -------------------          ---------------

             Gain (Loss)on Sale of Timber Properties                         (1,252)                 168,787
             Loss on Sale of Oil and Gas Producing Properties                     -                  (53,827)
                                                                 ------------------           ---------------

Operating Income                                                            338,218                  402,456

Other Income (Expense):
             Income from Unconsolidated Subsidiaries                          1,948                      103
             Other Income                                                    11,462                    5,528
             Interest Expense on Long-Term Debt                             (76,571)                 (90,414)
             Other Interest Expense                                          (7,382)                  (9,524)
                                                                 -------------------          ---------------
Income Before Income Taxes and Minority Interest in
 Foreign Subsidiaries                                                       267,675                  308,149
             Income Tax - Expense                                           104,633                  119,789
             Minority Interest in Foreign Subsidiaries                        1,605                    1,726
                                                                 -------------------          ---------------
Net Income Available for Common Stock                                   $   161,437               $  186,634
                                                                 ===================          ===============
Earnings Per Common Share:

     Basic:                                                            $       1.95              $      2.29
                                                                 ===================          ===============

     Diluted:                                                          $       1.92              $      2.27
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   82,818,252               81,402,080
                                                                 ===================          ===============
             Used in Diluted Calculation                                 84,143,995               82,340,536
                                                                 ===================          ===============